Exhibit 99.1

NovaBay Pharmaceuticals Appoints Todd Zavodnick to its Board of Directors

Closes first tranche of $11.8 million private placement

EMERYVILLE, Calif. (May 9, 2016) – NovaBay® Pharmaceuticals, Inc. (NYSE MKT: NBY), a biopharmaceutical company focusing on commercializing its Avenova® lid and lash hygiene product for the domestic eye care market, announces the appointment of Todd Zavodnick to its Board of Directors effective May 6, 2016. Mr. Zavodnick brings extensive senior management and commercial experience in the medical technology and pharmaceutical industries, including serving in a senior capacity at the global ophthalmology company Alcon Laboratories. Mr. Zavodnick will serve on the Audit and Corporate Governance committees and replaces Massimo Radaelli, Ph.D., who resigned as a Director of NovaBay effective May 6, 2016. NovaBay’s Board membership remains at eight.

“Todd has an impressive track record in building successful commercial organizations in the healthcare industry, including firsthand experience in ophthalmology,” said Mark M. Sieczkarek, Chairman and Interim President and CEO of NovaBay. “We will look for his guidance as we continue our focus on growing Avenova sales in the domestic market and reaching our goal of positive cash flow from operations by the end of 2016. We welcome Todd to our Board.”

Mr. Zavodnick is President, International of ZELTIQ Aesthetics, Inc. (NASDAQ: ZLTQ), a medical technology company focused on developing and commercializing products utilizing its proprietary CoolSculpting™ cryolipolysis procedure. He previously served in various executive positions at the dermatology company Galderma Laboratories, L.P., most recently as President & General Manager, North America. Prior to that, Mr. Zavodnick held various positions at Alcon Laboratories, ultimately as President, China and Mongolia. Mr. Zavodnick serves as a Board member of the not-for-profit Children’s Skin Disease Foundation.

NovaBay also announces the primary closing of a private placement for a total of 4,079,058 shares of Company common stock and warrants. The closing includes the purchase 2,039,530 shares of common stock at an aggregate subscription price of $7.791 million to nine accredited investors, including Mr. Sieczkarek and the Company’s two largest stockholders, Jian Ping Fu and Pioneer Pharma (Singapore) Pte. Ltd. The private placement was designed to close in two tranches, with the closing of the second tranche for $4 million scheduled to occur on July 31, 2016. The first tranche of the financing was closed following approval from the Company’s stockholders at the May 3, 2016 Annual Meeting of Stockholders. The Company believes that when fully completed, this financing, along with the exercise of related warrants, will provide NovaBay with the necessary funds to reach positive cash flow from operations without the need for additional financing.

About NovaBay Pharmaceuticals, Inc.: Going Beyond Antibiotics®

NovaBay Pharmaceuticals is a biopharmaceutical company focusing on the commercialization of prescription Avenova® lid and lash hygiene for the domestic eye care market. Avenova is formulated with Neutrox® which is cleared by the U.S. Food and Drug Administration (FDA) as a 510(k) medical device. Neutrox is NovaBay’s proprietary pure hypochlorous acid. Laboratory tests show that hypochlorous acid has potent antimicrobial activity in solution yet is non-toxic to mammalian cells and it also neutralizes bacterial toxins. Avenova is marketed to optometrists and ophthalmologists throughout the U.S. by NovaBay’s direct medical salesforce. It is accessible from more than 90% of retail pharmacies in the U.S. through agreements with McKesson Corporation, Cardinal Health and AmeriSource Bergen.

Forward-Looking Statements

This press release may contain forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. All such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including future composition of our Board of Directors, descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company intends all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. More information on our Board and management can be found in our recently filed 10-K. Further, the Company undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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From the Company Thomas J. Paulson Chief Financial Officer 510-899-8809 Contact Tom	Investor Contact LHA Jody Cain 310-691-7100 Jcain@lhai.com

For NovaBay Avenova purchasing information, please contact:

Toll Free: 1-800-890-0329
www.avenova.com

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